Exhibit 99.1
UniTek Global Services Regains Compliance with NASDAQ Filing Requirements
First and Second Quarter 2013 Reports on Form 10-Q Filed with the SEC
For the Six Months Ended June 30, 2013, Revenues Increased 26.2% Year-Over-Year to $235.0 Million; Adjusted EBITDA1 Improved 40.5% Year-Over-Year to $17.0 Million; and Net Loss Was $15.4 Million
BLUE BELL, PA, October 16, 2013 — UniTek Global Services, Inc. (“UniTek” or the “Company”) (Nasdaq: UNTK), a premier provider of permanently outsourced infrastructure services to the telecommunications, broadband cable, wireless, transportation, public safety and satellite television industries, today announced that it has received notification from the NASDAQ Stock Market that it is now in compliance with the requirements for continued listing, as set forth in NASDAQ Listing Rule 5250(c)(1), as a result of filing its Quarterly Reports on Form 10-Q for the quarters ended March 30, 2013 and June 29, 2013 with the Securities and Exchange Commission prior to the market open on October 15, 2013.
These reports had been delayed due to a previously announced investigation conducted by the Audit Committee of the Company's Board of Directors.
The Company plans to report its financial results for the third quarter ended September 28, 2013 by November 12, 2013.
"The strength of our revenue and adjusted EBITDA results reflect the commitment of our employees, customers and shareholders who supported UniTek as we worked diligently to complete our filings. We view these results as indicative of the character of our people, strength of our leadership and the soundness of our business model and strategy. I would like to express my gratitude to everyone for their support in what has been a critical period in the history of the Company,” commented Rocky Romanella, Chief Executive Officer of UniTek.
“Our focus remains fully on the development of our business now that we have met our reporting obligations. We intend to operate a more unified business by mobilizing our enterprise around shared capabilities and capacity, aligning resources with opportunities and diversification of our business and inspiring our constituents – our people, customers, shareholders and suppliers – to trust and grow with us. We recognize that there is still more work to do, but we are confident that we are building a strong brand, becoming an Employer of Choice and building shareholder value, which we expect to be evident in our operating results over the long-term,” concluded Mr. Romanella.

First Quarter Financial Highlights:
Revenues increased 32.2% to $113.8 million in the three months ended March 30, 2013, from $86.1 million in the first quarter of 2012.
Revenues for the Company’s Fulfillment segment increased 8.1% to $74.4 million for the three months ended March 30, 2013, from $68.9 million in the first quarter of 2012. The increase in revenues was attributable to $7.1 million related to the acquisition of a fulfillment satellite installation service provider in September 2012, partially offset by lower volume from cable fulfillment customers.
In the Company’s Engineering and Construction segment, revenues for the three months ended March 30, 2013, increased 128.0% to $39.4 million, from $17.3 million for the three months ended March 31, 2012. The increase was primarily attributable to $16.5 million in revenue growth from AT&T projects in the northeastern United States, which reflect timing as these projects were ramping-up in the first quarter of 2012.
Adjusted EBITDA1 increased 147.0% to $6.3 million for the three months ended March 30, 2013, from $2.5 million for the three months ended March 31, 2012. The increase was primarily due to $5.9 million improvement in gross profit, partially offset by an increase in selling, general and administrative expenses of $2.1 million, excluding the effect of stock-based compensation and transaction costs.
Loss from continuing operations was $(7.0) million, or $(0.37) per basic and diluted share, in the quarter ended March 30, 2013, compared with $(21.1) million, or $(1.27) per basic and diluted share, in the first quarter of 2012.
Net loss for the three-month period ended March 30, 2013 was $(7.7) million, or $(0.40) per basic and diluted share, compared with $(23.0) million, or $(1.39) per basic and diluted share, for the first quarter of 2012. During the first three months of 2012, the Company recognized expense related to contingent consideration of $8.4 million, as well as restructuring charges of $4.0 million.
Second Quarter Financial Highlights:
Revenues increased 21.1% to $121.2 million in the quarter ended June 29, 2013, from $100.0 million in the second quarter of 2012.
Revenues from the Company’s Fulfillment segment increased 9.5% to $77.9 million in the three months ended June 29, 2013, compared to $71.1 million in the three month period ended June 30, 2012. The increase was attributable to $7.2 million related to the acquisition of a fulfillment satellite installation service provider in September 2012, partially offset by lower volume from cable fulfillment customers.
In the Company’s Engineering and Construction segment, revenues for the three months ended June 29, 2013 increased 50% to $43.3 million, from $28.9 million for the three months ended June 30, 2012. The increase was primarily attributable to $18.4 million from AT&T projects in the northeastern United States.
Adjusted EBITDA1 increased 12.1% to $10.7 million for the three months ended June 29, 2013, compared to $9.5 million for the three months ended June 30, 2012. The year-over-year increase in adjusted EBITDA includes a $3.4 million improvement in gross profit, partially offset by an increase in selling, general and administrative expenses of $2.3 million excluding the effect of stock-based compensation and transaction costs.
Loss from continuing operations was $(7.6) million, or $(0.40) per basic and diluted share, in the second quarter of 2013, compared with $(3.5) million, or $(0.19) per basic and diluted share, in the same period of 2012.
Net loss for the three-month period ended June 29, 2013 was $(7.7) million, or $(0.41) per basic and diluted share, compared with $(5.5) million, or $(0.29) per basic and diluted share, for the same three months in 2012. The Company recognized expense related to contingent consideration during the three months ended June 30, 2012 of $1.7 million.

Six-Month Financial Highlights:
Revenues increased 26.2% to $235.0 million in the six months ended June 29, 2013, from $186.2 million in the first six months of 2012.
Revenues from the Company’s Fulfillment segment increased 8.8% to $152.3 million in the six months ended June 29, 2013 compared to $140.0 million in the six-month period ended June 30, 2012. The increase in revenues was attributable to $14.3 million related to the acquisition of a fulfillment satellite installation service provider in September 2012, partially offset by lower volume from cable fulfillment customers.
In the Company’s Engineering and Construction segment, revenues for the six months ended June 29, 2013 increased 79.0% to $82.7 million, from $46.2 million for the six months ended June 30, 2012. The increase was primarily attributable to $34.9 million from AT&T projects in the northeastern United States. As the Company previously disclosed, in the second quarter of 2013, AT&T advised the Company that it would reduce the amount of wireless construction work to be performed by UniTek.
Adjusted EBITDA1 increased 40.5% to $17.0 million for the six months ended June 29, 2013, compared to $12.1 million for the six months ended June 30, 2012. The year-over-year increase in adjusted EBITDA includes a $9.3 million improvement in gross profit, partially offset by an increase in selling, general and administrative expenses of $4.4 million excluding the effect of stock-based compensation and transaction costs.
Loss from continuing operations was $(14.5) million, or $(0.77) per basic and diluted share, in the first six months of 2013, compared with $(24.6) million, or $(1.40) per basic and diluted share, in the same period of 2012.
Net loss for the six-month period ended June 29, 2013 was $(15.4) million, or $(0.81) per basic and diluted share, compared with $(28.5) million, or $(1.62) per basic and diluted share, for the first six months of 2012. The Company recognized expense related to contingent consideration during the first six months of 2012 of $10.1 million.
Commenting on the Company's financial results, Andrew J. Herning, Chief Financial Officer of UniTek, said, "Results for the first half of 2013 reflect strong year-over-year improvement in revenues and EBITDA and underscore the dedication of our employees and our sales force as they continue to work effectively across a shared services platform to fulfill the needs of our customers and ensure our future stability and profitability. We are encouraged by the growth achieved in the first half of this year and believe we can leverage that performance, along with our commitment to technology and shared services platform, to continue to grow profitability."
About UniTek Global Services
UniTek Global Services is a provider of engineering, construction management and installation fulfillment services to companies specializing in the telecommunications, broadband cable, wireless, two-way radio, transportation, public safety and satellite industries. UniTek has created a scalable operating platform, enabling each UniTek subsidiary to deliver quality services to its Fortune 200 customers. UniTek's website is: www.unitekglobalservices.com.

Forward-Looking Statements
The statements in this press release that are not historical fact are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts, and include without limitation statements regarding the Company’s plans to file its third quarter 2013 financial statements, the projected growth of and developments in the Company’s business, enhancements to the Company’s brand and attractiveness to employees, the building of shareholder value, expected impacts on revenues from AT&T, and the achievement of revenue and growth objectives. These statements are subject to uncertainties and risks including, but not limited to, the Company’s ability to address issues arising from previously disclosed accounting-related matters, operating performance, general financial, economic, and political conditions affecting the Company's business and its target industries, the ability of the Company to perform its obligations under its contracts and agreements with customers, and other risks contained in reports filed by the Company with the Securities and Exchange Commission, including in our Form 10-K for the year ended December 31, 2012. The words “may,” “could,” “should,” “would,” “believe,” “are confident,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “aspire,” and similar expressions are intended to identify forward-looking statements. All such statements are made in good faith by the Company pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company does not undertake to update any forward looking statement, whether written or oral, which may be made from time to time by or on behalf of the Company, except as may be required by applicable law or regulations.
(1)    Adjusted EBITDA is a key indicator used by our management to evaluate operating performance of our continuing operations and to make decisions regarding compensation and other operational matters as well as by our investors and lenders in evaluating our performance. While this Adjusted EBITDA is not intended to replace any presentation included in our consolidated financial statements under generally accepted accounting principles, or GAAP, and should not be considered an alternative to operating performance, we believe this measure is useful to investors in assessing our performance with other companies in our industry. This calculation may differ in method of calculation from similarly titled measures used by other companies or from required calculations pursuant to our loan agreements. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only as supplemental information. Adjusted EBITDA is our EBITDA adjusted for discontinued operations, stock-based compensation and other unusual or non-recurring costs, including the costs associated with the Restatement, the Audit Committee Investigation and related costs.
Contact Info:
The Piacente Group | Investor Relations
MaryBeth Csaby
(212) 481-2050 X407
unitek@tpg-ir.com

UNITEK GLOBAL SERVICES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Comprehensive Income or Loss
(Unaudited)

	Three Months Ended
(in thousands, except per share amounts)	March 30, 2013	March 31, 2012

Revenues	$113,838	$86,139
Cost of revenues	95,251	73,416
Gross profit	18,587	12,723
Selling, general and administrative expenses	13,138	12,306
(Income) expense related to contingent consideration	(114)	8,410
Restructuring charges	479	4,009
Restatement, investigation and related costs	1,398	—
Depreciation and amortization	6,047	6,392
Operating loss	(2,361)	(18,394)
Interest expense	4,634	3,000
Other income, net	(12)	(234)
Loss from continuing operations before income taxes	(6,983)	(21,160)
Income tax expense (benefit)	60	(68)
Loss from continuing operations	(7,043)	(21,092)
Loss from discontinued operations, net of income taxes	(621)	(1,929)
Net loss	$(7,664)	$(23,021)
Other comprehensive income or loss:
Foreign currency translation	17	41
Comprehensive loss	$(7,647)	$(22,980)

Net loss per share – basic and diluted:
Continuing operations	$(0.37)	$(1.27)
Discontinued operations	(0.03)	(0.12)
Total	$(0.40)	$(1.39)

Weighted average shares of common stock outstanding – basic and diluted	18,935	16,545

Adjusted EBITDA
The following table presents the reconciliation of net loss to Adjusted EBITDA:

	Three Months Ended
(in thousands)	March 30, 2013	March 31, 2012

Net loss	$(7,664)	$(23,021)
Loss from discontinued operations	621	1,929
Income tax expense (benefit)	60	(68)
Depreciation and amortization	6,047	6,392
Restructuring charges	479	4,009
Restatement, investigation and related costs	1,398	—
Interest expense	4,634	3,000
(Income) expense related to contingent consideration	(114)	8,410
Stock-based compensation	767	2,065
Transaction costs	80	67
Other income, net	(12)	(234)
Adjusted EBITDA	$6,296	$2,549

UNITEK GLOBAL SERVICES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Comprehensive Income or Loss
(Unaudited)

	Three Months Ended		Six Months Ended
(in thousands, except per share amounts)	June 29, 2013	June 30, 2012	June 29, 2013	June 30, 2012

Revenues	$121,187	$100,046	$235,025	$186,185
Cost of revenues	99,116	81,417	194,367	154,833
Gross profit	22,071	18,629	40,658	31,352
Selling, general and administrative expenses	11,771	10,085	24,909	22,391
Expense (income) related to contingent consideration	—	1,667	(114)	10,077
Restructuring charges	—	797	479	4,806
Restatement, investigation and related costs	3,668	—	5,066	—
Depreciation and amortization	5,213	6,697	11,260	13,089
Operating income (loss)	1,419	(617)	(942)	(19,011)
Interest expense	8,907	3,613	13,541	6,613
Other expense (income), net	5	(836)	(7)	(1,070)
Loss from continuing operations before income taxes	(7,493)	(3,394)	(14,476)	(24,554)
Income tax expense	116	90	176	22
Loss from continuing operations	(7,609)	(3,484)	(14,652)	(24,576)
Loss from discontinued operations, net of income taxes	(98)	(1,970)	(719)	(3,899)
Net loss	$(7,707)	$(5,454)	$(15,371)	$(28,475)
Other comprehensive income or loss:
Foreign currency translation	20	—	37	41
Comprehensive loss	$(7,687)	$(5,454)	$(15,334)	$(28,434)

Net loss per share – basic and diluted:
Continuing operations	$(0.40)	$(0.19)	$(0.77)	$(1.40)
Discontinued operations	(0.01)	(0.10)	(0.04)	(0.22)
Total	$(0.41)	$(0.29)	$(0.81)	$(1.62)

Weighted average shares of common stock outstanding – basic and diluted	18,996	18,629	18,966	17,587

Adjusted EBITDA
The following table presents the reconciliation of net loss to Adjusted EBITDA:

	Three Months Ended		Six Months Ended
(in thousands)	June 29, 2013	June 30, 2012	June 29, 2013	June 30, 2012

Net loss	$(7,707)	$(5,454)	$(15,371)	$(28,475)
Loss from discontinued operations	98	1,970	719	3,899
Income tax expense	116	90	176	22
Depreciation and amortization	5,213	6,697	11,260	13,089
Restructuring charges	—	797	479	4,806
Restatement, investigation and related costs	3,668	—	5,066	—
Interest expense	8,907	3,613	13,541	6,613
Expense (income) related to contingent consideration	—	1,667	(114)	10,077
Stock-based compensation	390	982	1,157	3,047
Transaction costs	—	13	80	80
Other expense (income), net	5	(836)	(7)	(1,070)
Adjusted EBITDA	$10,690	$9,539	$16,986	$12,088